[LETTERHEAD OF WHITE & CASE LLP]





August 13, 1999

Kennedy-Wilson, Inc.
9601 Wilshire Boulevard
Suite 220
Beverly Hills, California 90210


Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as special counsel to Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by the Company, through a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, of up to 750,000 Common shares, $.01 par value, of the Company (the "Shares").

     For the purposes of rendering this opinion, we have examined originals or photostatic copies of:

     (1) The Convertible Debenture Purchase Agreement dated as of April 15, 1999 (the "Purchase Agreement") among the Company, William McMorrow, Lewis Halpert, Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P.;

     (2) Forms of the Convertible Subordinated Notes issued by the Company to Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. on April 26, 1999 (the "Debentures" and collectively with the Purchase Agreement, the "Debenture Documents"); and

     (3) Copies of such corporate records, agreements and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

     Based on the foregoing, in reliance thereon and subject to (i) compliance with applicable state securities laws, (ii) receipt from the SEC of an order declaring the Registration Statement effective and (iii) the assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions set forth in the Debenture Documents, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                           Very truly yours,


                                           /s/ White & Case LLP


RKS:JD